EXHIBIT 99(1)

UNION PACIFIC TAKES ACTIONS TO MANAGE

UNPRECEDENTED BUSINESS VOLUMES

FOR IMMEDIATE RELEASE:

OMAHA, Neb., July 8, 2004 – Union Pacific Corporation (NYSE: UNP) today announced that it is taking additional measures to manage traffic growth on its rail network. This is another step in the Company’s continuing effort to improve operating efficiency in the face of unprecedented customer demand. Over the past nine months, Union Pacific focused its efforts on adding the critical resources needed to help meet demand. During that time, nearly 2,500 trainmen were added into train service, almost 700 conductors have begun engineer training and the Company acquired 500 locomotives. By the end of the third quarter, another 1,250 trainmen are expected to complete training. While operations did stabilize during the second quarter, record business volumes in each of the first six months of the year have made it difficult to improve service performance. In fact, during the second quarter of 2004, the Company handled more carloads than in any other quarter in its history.

Looking ahead, demand continues to increase, with the upcoming peak shipping season demand expected to be at record-breaking levels as well. Because of this, Union Pacific plans to supplement its previously announced recovery efforts with broader volume restrictions in key corridors. Included in these actions is an allocation system for certain shipments through key terminals, as well as an overall reduction in train starts that will likely impact each of the Company’s six commodity groups. Despite these measures, the Company anticipates that volumes in the second half of 2004 will exceed last year’s record levels. On a full year basis, commodity revenue growth is expected to be in the approximate range of 4 to 6 percent, as previously projected.

“While the timing of our recovery remains uncertain, we are convinced that the actions we have undertaken are the right ones,” said Dick Davidson, chairman and chief executive officer. “Demand for our services has never been stronger and we are absolutely committed to restoring our operational efficiency so that we can take advantage of the opportunities ahead.”

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Additional information regarding this announcement can be found in the July 8th service update letter from Jack Koraleski, executive vice president, Marketing and Sales. The letter can be viewed at www.uprr.com/customers.

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Additional information regarding the Corporation is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at 402-271-4227. Contact for media is Kathryn Blackwell at 402-271-3753.

This press release contains statements about the Corporation’s future that are not statements of historical fact and are considered forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding expectations as to operational or service improvements; the time by which objectives will be achievement; statements concerning predictions or expectations, including those regarding the effectiveness of steps taken to improve operations or service such as the hiring and training of trainmen and the acquisition of additional locomotives; statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements due to, among other factors, the effectiveness of steps taken to improve operations and service and improve or maintain revenue growth, including the hiring and training of trainmen and the acquisition of additional locomotives. More detailed information about risk factors applicable to the Corporation and its operations is contained in the Corporation’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.